Exhibit 99.1

Newtek Business Services Corp. Reports Full Year 2015
Financial Results

Reports Net Asset Value of $14.06 Per Share at December 31, 2015

New York, N.Y. - March 7, 2015 - Newtek Business Services Corp. (“Newtek” or the “Company”), (NASDAQ: NEWT), an internally managed business development company (“BDC”), announced today its financial results for the year ended December 31, 2015.

Full Year 2015 Highlights:

•	Adjusted net investment income[1] for the year ended December 31, 2015 was $22.2 million, or $2.06 per share.

•	Net asset value (“NAV”) was $203.9 million, or $14.06 per share, at December 31, 2015; an increase from NAV of $13.10 per share at October 1, 2015.

•	Net increase in net assets for the year ended December 31, 2015 was $35.7 million.

•	Total investment income for the year ended December 31, 2015 was $26.1 million.

•	Funded $242.5 million of SBA 7(a) loans in 2015; an increase of 19.9% over 2014.

•
Reaffirmed loan funding forecast of approximately $320 million in SBA 7(a) and SBA 504 loans, (SBA 504 loans are originated by one of Newtek’s controlled portfolio companies) which would represent an approximate 32% increase over 2015.

•Total investment portfolio was $266.9 million at December 31, 2015.
•Debt-to-equity ratio was approximately 66.5% at December 31, 2015.

•	Announced a stock repurchase program under which the Company may repurchase up to 150,000 shares of common stock.

•	Completed sixth securitization of $40.8 million of Standard and Poor's AA rated Unguaranteed SBA 7(a) Loan-Backed Notes, the Company’s largest securitization to date.

•	The Notes were priced and sold to investors at a yield of 2.5%, which represents an approximate 100 basis point improvement in the overall yield since the Company's last securitization.

•	Closed an underwritten offering in October 2015 of 2.3 million shares of common stock for total gross proceeds of approximately $38.0 million.

•	Completed a public offering in September 2015 of $8.3 million in aggregate principal amount of 7.5% Notes due 2022. The Notes trade on the Nasdaq Global Market under the trading symbol “NEWTZ.”

•
Acquired Premier Payments LLC in July 2015 as a controlled portfolio company, a national electronic payment processor, for approximately $16.5 million in cash and newly issued restricted Common Shares. Premier had double-digit revenue and Adjusted EBITDA year-over-year percentage growth in 2015.

2015 Dividend Payments:

•	The Company declared $20.9 million, or $1.76(3) per share, in cash dividends during 2015, which represented approximately 94.0% of the RIC’s 2015 estimated taxable income.

•
On December 31, 2015, the Company paid a special dividend of approximately $34.0 million, or $2.69 per share, to shareholders of record on November 18, 2015, with 27% paid in cash and 73% paid in newly issued shares.

•	The Company issued 1.8 million new shares on December 31, 2015 in connection with the special dividend bringing the total outstanding share count to approximately 14.5 million at December 31, 2015.
2016 Dividend Payments:

•
Anticipate paying an annual cash dividend of approximately $21.8 million, or $1.50(2) per share in 2016 (which does not include the fourth quarter 2015 dividend of $0.40 per share paid on January 19, 2016); which would represent a 4.3% increase over the $20.9 million in cash dividends declared for 2015.

•
On February 25, 2016, the Company’s board of directors declared a first quarter dividend of approximately $5.1 million, or $0.35(2) per share, payable on March 31, 2016 to shareholders of record as of March 22, 2016.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are pleased to report 2015 adjusted net investment income of $2.06 per share. For the full year 2015, the Company demonstrated a relatively stable NAV and dividend, which we anticipate will continue in 2016. We ended 2015 with an attractive debt-to-equity ratio of 66.5% which, if needed, gives us the ability to raise between $65 and $80 million of debt capital based on our December 31, 2015 NAV of $14.06 per share. As a result, we do not anticipate having to raise equity capital for the foreseeable future. Thus far in 2016, we have experienced strong performance in our businesses, in particular with better than expected metrics in our SBA 7(a) business. The recent increase in bond prices has provided a solid support level for the realized gains we recognize on the sale of the government guaranteed portions of our SBA 7(a) loan investments. In addition, so far in 2016, the credit quality of our loans has met or exceeded our expectations and indicates strong performance with both minimal credit write-offs and non-performing loans.”
Mr. Sloane continued, “Our acquisition of Premier Payments LLC generated approximately $1.4 million of Adjusted EBITDA, proving to be additive to our 2015 dividend income. In 2015, our electronic payment processing portfolio companies generated $10.9 million in Adjusted EBITDA, compared to $7.1 million in Adjusted EBITDA generated by Newtek Merchant Solutions in 2014. For 2016, we are forecasting Adjusted EBITDA of $13.1 million for our electronic payment processing portfolio companies, which would represent a 20% increase over 2015.”
Mr. Sloane concluded, “We are proud to say that we have been recognized as the leading performing BDC in 2015, generating a total annual return based on market value to our shareholders of approximately 24.46%. We will continue to communicate the various differences innate to our business model within the BDC market, which we believe offer a significant opportunity from an investment standpoint. We will address these differences in detail, and how we believe they provide a unique advantage to Newtek, during our conference call scheduled for tomorrow morning at 8:30am ET.”
Investor Conference Call and Webcast

A conference call to discuss the full year 2015 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, tomorrow, Tuesday, March 8, 2015 at 8:30 a.m. ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.
A live audio webcast of the call with the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation and will remain available for 90 days following the live presentation.
Use of Non-GAAP Financial Measures - Newtek Business Services Corp. and Subsidiaries:

In evaluating its business, Newtek considers and uses adjusted net investment income as a measure of its operating performance. Adjusted net investment income includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans, which is a reoccurring event. The Company defines Adjusted net investment income (loss) as Net investment income (loss) plus Net realized gains (losses) recognized from the sale of guaranteed portions of SBA 7(a) loan investments.
The term Adjusted net investment income is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP.  Adjusted net investment income has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Adjusted net investment income in isolation, or as a substitute for net investment income (loss), or other consolidated income statement data prepared in accordance with U.S. GAAP.  Among other things, Adjusted net investment income does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools.  The

Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted net investment income.

Use of Non-GAAP Financial Measures - Newtek’s Controlled Portfolio Company Investments:

The Company’s controlled portfolio company investments define Adjusted EBITDA as earnings before, interest expense, taxes, depreciation and amortization, managerial assistance fees, loss on lease and stock compensation expense.  Adjusted EBITDA is used as a supplemental measure to review and assess the operating performance of the portfolio companies.  The Company’s portfolio companies also present the Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP.  Adjusted EBITDA has limitations as analytical tools and, when assessing the portfolio company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income, or other income statement data prepared in accordance with U.S. GAAP.  Among other things, Adjusted EBITDA does not reflect the portfolio companies’ actual cash expenditures.  Other companies may calculate similar measures differently than the portfolio company, limiting their usefulness as comparative tools.  The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted EBITDA.

1Adjusted net investment income (loss) = Net investment income (loss) + Net realized gains recognized from the sale of guaranteed portions of SBA 7(a) loans.

2Amount and timing of dividends, if any, remain subject to the discretion of the Company’s board of directors. 2016 dividend forecast based on shares outstanding at December 31, 2015.

3 Paid a total of $1.36 per share in cash dividends in the calendar year 2015, with the fourth quarter 2015 dividend of $0.40 per share paid on January 19, 2016.

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates at least 90% to 98% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.
The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of, or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com

Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In Thousands, except for Per Share Data)
	December 31,
	2015	2014
ASSETS
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $166,752 and $131,093, respectively; includes $146,463 and $120,990, respectively, related to securitization trust VIE)	$158,355	$121,477
Controlled investments (cost of $35,781 and $18,065, respectively)	104,376	77,499
SBA guaranteed non-affiliate investments (cost of $2,069 and $28,057, respectively)	2,284	31,486
Non-control/non-affiliate investments (cost of $1,847 and $0, respectively)	1,824	—
Investments in money market funds (cost of $35 and $3,000, respectively)	35	3,000
Total investments at fair value	266,874	233,462
Cash and cash equivalents	4,308	17,813
Restricted cash	22,869	15,389
Broker receivable	32,083	—
Other assets (includes $2,501 and $2,550, respectively, related to securitization trust VIE)	12,393	20,266
Due from related parties	3,056	3,190
Servicing assets, at fair value	13,042	9,483
Credits in lieu of cash, at fair value	860	2,229
Total assets	$355,485	$301,832
LIABILITIES AND NET ASSETS
Liabilities:
Bank notes payable	$29,100	$43,023
Note payable - related party	5,647	—
Notes due 2022	8,324	—
Notes payable – Securitization trust VIE	91,745	79,520
Dividends payable	5,802	—
Due to related parties	256	2,867
Notes payable in credits in lieu of cash, at fair value	860	2,229
Deferred tax liability	857	—
Accounts payable, accrued expenses and other liabilities	8,945	7,775
Total liabilities	151,536	135,414
Commitments and contingencies
Net Assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 200,000 shares, 14,509 and 10,206 issued and outstanding, respectively, not including 17 shares held in escrow at December 31, 2014)	290	205
Additional paid-in capital	189,031	165,532
Undistributed net investment income (loss)	4,437	(2,523)
Net unrealized appreciation, net of deferred taxes	8,062	2,609
Net realized gains	2,129	595
Total net assets	203,949	166,418
Total liabilities and net assets	$355,485	$301,832
Number of common shares outstanding	14,509	10,206
Net asset value per common share	$14.06	$16.31

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)
	As a Business Development Company		Prior to becoming a Business Development Company
	Year ended December 31, 2015	November 12, 2014 to December 31, 2014	January 1, 2014 to November 11, 2014	Year ended December 31, 2013
Investment income:
From non-affiliate investments:
Interest income	$8,924	$1,076	$—	$—
Servicing income	4,611	562	—	—
Other income	1,929	270	—	—
Total investment income from non-affiliate investments	15,464	1,908	—	—
From controlled investments:
Interest income	277	27	—	—
Dividend income	10,218	37	—	—
Other income	111	4	—	—
Total investment income from controlled investments	10,606	68	—	—
Total investment income	26,070	1,976	—	—
Operating revenues:
Electronic payment processing	$—	$—	$79,527	$89,651
Web hosting and design	—	—	13,730	17,375
Premium income	—	—	18,623	19,456
Interest income	—	—	5,663	4,838
Servicing fee income – NSBF portfolio	—	—	3,111	2,769
Servicing fee income – external portfolios	—	—	6,142	3,796
Income from tax credits	—	—	48	113
Insurance commissions	—	—	1,480	1,737
Other income	—	—	3,523	3,858
Total operating revenues	—	—	131,847	143,593
Net change in fair value of:
SBA loans	—	—	(3,663)	(1,226)
Credits in lieu of cash and notes payable in credits in lieu of cash	—	—	(5)	21
Total net change in fair value	—	—	(3,668)	(1,205)
Expenses:
Electronic payment processing costs	—	—	67,011	75,761
Salaries and benefits	12,753	1,458	23,373	24,360
Interest	6,479	568	7,323	5,863
Depreciation and amortization	326	43	3,140	3,284
Goodwill impairment	—	—	1,706	—
Provision for loan losses	—	—	(53)	1,322
Other general and administrative costs	12,697	2,236	18,536	20,729
Total expenses	32,255	4,305	121,036	131,319
Net investment loss before income tax	(6,185)	(2,329)	—	—
Provision for income tax - post BDC	—	194	—	—
Net investment loss	(6,185)	(2,523)	—	—

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)
	As a Business Development Company		Prior to becoming a Business Development Company
	Year ended December 31, 2015	November 12, 2014 to December 31, 2014	January 1, 2014 to November 11, 2014	Year ended December 31, 2013
Net realized and unrealized gains (losses):
Net realized gains on non-affiliate investments	28,386	595	—	—
Net realized gains on controlled investments	5,473	—	—	—
Net unrealized (depreciation) appreciation on SBA guaranteed non-affiliate investments	(3,215)	3,007	—	—
Net unrealized appreciation (depreciation) on SBA unguaranteed non-affiliate investments	1,183	(274)	—	—
Net unrealized appreciation on controlled investments	12,250	—	—	—
Change in provision for deferred taxes on unrealized gains on investments	(857)	—	—	—
Net unrealized depreciation on non-control/non-affiliate investments	(24)	—	—	—
Net unrealized depreciation on servicing assets	(1,268)	(120)	—	—
Net unrealized depreciation on credits in lieu of cash and notes payable in credits in lieu of cash	(7)	(4)	—	—
Net realized and unrealized gains	41,921	3,204	—	—
Income before income taxes	—	—	7,143	11,069
Net increase in net assets	$35,736	$681	$—	$—
Provision for income taxes	—	—	3,935	3,918
Net income	—	—	3,208	7,151
Net loss attributable to non-controlling interests	—	—	85	377
Net income attributable to Newtek Business Services Corp.	$—	$—	$3,293	$7,528
Weighted average common shares outstanding:
Basic	—	—	7,315	7,059
Diluted	—	—	7,315	7,581
Basic income per share	$—	$—	$0.45	$1.07
Diluted income per share	$—	$—	$0.45	$0.99
Net increase in net assets per share	$3.32	$0.09	$—	$—
Net investment loss per share	$(0.57)	$(0.33)	$—	$—
Dividends and distributions declared per share	$4.45	$—	$—	$—
Weighted average shares outstanding	10,770	7,620	—	—

NEWTEK BUSINESS SERVICES CORP AND SUBSIDIARIES
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

Adjusted net investment income reconciliation (in thousands, except per share amounts)	Year ended December 31, 2015	Per share
Net investment loss	$(6,185)	$(0.57)
Net realized gain on non-affiliate debt investments	28,386	2.63
Adjusted net investment income	$22,201	$2.06

THE FOLLOWING TABLES REPRESENT A RECONCILIATION OF ADJUSTED EBITDA ONLY FOR NEWTEK’S CONTROLLED PORTFOLIO COMPANIES DISCUSSED HEREIN:

Electronic Payment Processing Adjusted EBITDA reconciliation (in millions)	Year ended December 31, 2015	Year ended December 31, 2014
Pretax income	$9.3	$6.7
Interest expense, net	0.3	—
Depreciation and amortization	0.7	0.3
Stock compensation expense	—	0.1
Managerial assistance fees	0.6	—
Adjusted EBITDA	$10.9	$7.1

Note: Electronic Payment Processing includes Premier Payments results as of July 23, 2015.

Premier Payments LLC Adjusted EBITDA reconciliation (in millions)	Year ended December 31, 2015
Pretax income	$1.0
Interest expense, net	—
Depreciation and amortization	0.4
Stock compensation expense	—
Managerial assistance fees	—
Adjusted EBITDA	$1.4

Electronic Payment Processing Adjusted EBITDA reconciliation (in millions)	Year ended December 31, 2016
Pretax income	$10.3
Interest expense, net	1.0
Depreciation and amortization	1.8
Managerial assistance fees	—
Adjusted EBITDA	$13.1